BROADCAST
INTERNATIONAL

BROADCAST INTERNATIONAL RAISES $15 MILLION EQUITY, RESTRUCTURES DEBT

Salt Lake City – December 24, 2010 - Today Broadcast International, Inc. ('BCST.OB') announced the completion of a $15 million round of equity financing as well as the restructuring of $18.8 million of convertible indebtedness. Led by its exclusive placement agent, Philadelphia Brokerage Corporation, Broadcast International, Inc. raised $15 million through the sale of 12.5 million units at $1.20 per unit. Each unit consists of two shares of common stock and one warrant to purchase an additional share of common stock for $1.00 per share.

"We are extremely pleased to have secured this additional equity and to have restructured our debt," states Rod Tiede, President/CEO of BCST. "With this raise, we are now in a position of much greater strength to aggressively market the groundbreaking technology within the CodecSys™ software platform. With several pilots underway, we expect to see great returns from our development efforts. In addition, we anticipate another doubling of our digital signage revenues which will contribute significantly towards becoming cash flow positive next year. The Company is projecting total revenues to exceed $25 million in 2011."

The Company was successful in substantially reducing the aggregate indebtedness of $17.8 million in principal and capitalized interest held by BCST's senior note holder that, absent the restructuring, would have been due later this month. Of that amount, the lender received $5.25 million in cash from the equity raise and an amended and restated 6.25% senior convertible note in the aggregate principal amount of $5.5 million due in December 2013, which note is now convertible into shares of BCST common stock at a conversion price of $1.35 per share. The lender forgave approximately $7 million of existing debt and surrendered to BCST for cancellation outstanding warrants to purchase 5,208,333 shares of BCST common stock. In addition, a junior lender holding an 8% convertible $1 million note due January 1, 2011 has extended that note until December 2013

"We greatly appreciate the continued support and confidence from our note holders and investors," says Jim Solomon, BCST's Chief Financial Officer. "With this equity financing and strengthened balance sheet we can take advantage of the substantial growth opportunities available to both of our divisions in 2011."

About Broadcast International

Broadcast International is a leading provider of video-powered broadcast solutions, including IP, and digital satellite, Internet streaming and other types of wired/wireless network distribution. BI's patented CodecSys software is a breakthrough, multi-codec video compression technology that cuts video bandwidth requirements over satellite, cable, IP and wireless networks. By slashing bandwidth needs, CodecSys enables a new generation of applications such as streaming video to cell phones, and offers unprecedented price/ performance benefits for existing applications such as HD video.

Broadcast International is a public company (OTC BB: BCST) headquartered in Salt Lake City, UT. For more information, visit: www.brin.com and www.codecsys.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption "Additional Factors That May Affect Our Business" in the Company's most recent Form 10-K and 10-Q filings, and amendments thereto. In addition, we operate in a highly competitive and rapidly changing environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statement.

###

PR Contact:
Broadcast International
Steve Jones
stevej@brin.com
(801) 562-2252